Exhibit 10.1

U.S. WELL SERVICES, INC.

FIRST AMENDMENT TO THE

CERTIFICATE OF DESIGNATIONS

Pursuant to Section 151 of the General

Corporation Law of the State of Delaware

SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK

(Par Value $0.0001 Per Share)

U.S. Well Services, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board of Directors”) by the Second Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time in accordance with its terms and the General Corporation Law, the “Certificate of Incorporation”), which authorizes the Board of Directors, by resolution, to provide out of the unissued shares of the preferred stock (the “Preferred Stock”) for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights (if any), designations, powers, preferences and relative, participating, optional, special and other rights (if any) of each such series and any qualifications, limitations and restrictions thereof, and in accordance with the provisions of Section 151 of the General Corporation Law, the Board of Directors duly adopted on June 21, 2022 the following recitals and resolutions:

WHEREAS, the Board of Directors previously fixed the rights, preferences, restrictions and other matters relating to a Series A Redeemable Convertible Preferred Stock (hereinafter referred to as the “Series A Preferred Stock”), consisting of up to 55,000 shares of the Series A Preferred Stock which the Corporation has the authority to issue, as set forth in that certain Certificate of Designations of the Series A Preferred Stock dated May 24, 2019 (the “Certificate of Designations”);

WHEREAS, pursuant to Section 7.14(b) of the Purchase Agreement among the Corporation and the purchasers party thereto dated May 23, 2019, such parties agreed not to treat the Series A Preferred Stock as “preferred stock” within the meaning of Section 305 of the Internal Revenue Code of 1986, as amended, and U.S. Treasury Regulation § 1.305-5 for U.S. federal income tax and withholding tax purposes;

WHEREAS, on June 21, 2022, the Corporation, ProFrac Holding Corp., a Delaware corporation (“Parent”), and Thunderclap Merger Sub I, Inc., a Delaware corporation and an indirect subsidiary of Parent (“Merger Sub Inc”), have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub Inc. with and into the Corporation, with the Corporation surviving the merger as the surviving corporation pursuant to the terms and conditions of the Merger Agreement.

WHEREAS, the Board of Directors wishes to amend the Certificate of Designations in accordance with the General Corporation Law; and

WHEREAS, the Board of Directors has determined that the amendments to the terms of the Series A Preferred Stock set forth in this First Amendment to the Certificate of Designations do not adversely affect the rights, preferences, privileges or powers of the Series A Preferred Stock.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby amend the Certificate of Designations and the rights, preferences, restrictions and other matters relating to the Series A Preferred Stock as follows:

1. Conversion. The Certificate of Designations is hereby amended by adding a new Section 7(q) as follows:

(q) Each holder of Series A Preferred Stock shall have the option, exercisable by delivery of a Conversion Notice to the Corporation, to convert all of such holder’s shares of Series A Preferred Stock into Class A Common Stock at the Merger Conversion Ratio (such conversion, a “Merger Conversion”). The Corporation shall cause the effective date for the delivery of shares of Class A Common Stock issued in a Merger Conversion to be the Business Day on which the Conversion Notice is received. The “Merger Conversion Ratio” means, for each share of Series A Preferred Stock, the quotient of (i) its Liquidation Preference as of the date of the conversion and (ii) Merger Conversion Price. The “Merger Conversion Price” shall initially be $1.22, which may be adjusted from time to time in the same manner as the Conversion Price as set forth in Section 7(g).

2. CoC Forced Conversion. The following shall be added at the beginning of Section 7(d) of the Certificate of Designations: “Subject to a holder’s right to elect a Merger Conversion,”.

3. Effective Date.

This First Amendment to the Certificate of Designations shall become effective on , 2022.

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IN WITNESS WHEREOF, U.S. Well Services, Inc. has caused this First Amendment to the Certificate of Designations to be duly executed this [●] day of, 2022.

U.S. WELL SERVICES, INC.

By:
Name:
Title:

[Signature Page to Certificate of Designations]